                                                                   EXHIBIT 10.59

                             OREGON HOUSING AGENCY
                                STATE OF OREGON

                         MULTI-FAMILY HOUSING PROGRAMS

                              MANAGEMENT AGREEMENT


THIS AGREEMENT, made this 3 day of August, 1990, between Crossings International Corporation (hereinafter referred to as "Owner") and the Oregon Housing Agency, State of Oregon (hereinafter referred to as "the Agency").

WHEREAS, the Agency has agreed to an assumption of an existing Mortgage loan for the long-term financing of a development known as Albany Residential Center, in Albany, Oregon, (hereinafter "the Development") and

WHEREAS, one of the conditions of the assumption is the execution of a Management Agreement satisfactory to the Agency; and

WHEREAS, the Owner is performing the duties of the management agent for the Development;

  NOW, THEREFORE, the Owner and the Agency hereby agree as follows:

1. DEFINITIONS: As used in this Agreement, the terms below shall have the following definitions unless the context otherwise requires:

1.1 "Gross Collections" shall mean all amounts actually collected by the Owner, as rents, vending and laundry machine income, income from commercial space, but excluding (i) income derived from interest on investments, (ii) discounts and dividends on insurance, and (iii) security deposits.

1.2 "Lease" shall mean the form of the Agency-approved agreement between the Owner and a Resident under the terms of which said Resident is entitled to enjoy possession of a dwelling unit.

1.3 "Rent" shall mean that monthly amount which a Resident is obligated to pay the Owner pursuant to the terms of a Lease.

1.4 "Resident" shall mean a person occupying a dwelling unit in the Development pursuant to a Lease.

1.5      "Act" shall mean the Housing Finance Act, ORS Chapter 456, as amended.

1.6      "HUD" shall mean the U.S. Department of Housing and Urban Development.

2. Employees of Owner. The Owner shall investigate, hire, pay, supervise and discharge all administrative and maintenance personnel as follows:

                          Number           Position Title
                             1             Manager
                             1             Assistant Manager
                             1             Part-Time Maintenance Person
                             4             Cooks/Helpers
                             2             Housekeepers
                             1             Part-Time Activities Person

         No less than 1 responsible managerial person(s) of the Owner shall be physically present at the Development not less than 24 hours per day, 7 days per week.

         Compensation for the services of such employees (as evidenced by certified payrolls) shall be considered an operating expense of the Development. One rent-free two-bedroom apartment shall be provided for such personnel. If at all possible, on-site personnel shall be paid a salary in lieu of a rent-free apartment. If the manager's unit is subsidized, the household must qualify for the unit under HUD section 8 requirements.

3. Services. The Owner shall (i) retain such maintenance personnel as necessary for the Development; (ii) provide training opportunities for on-site management and maintenance personnel, including attendance at conferences and seminars on housing management; (iii) establish Rules for the Development as required in the Agency Lease and in accordance with Section 8 Program Standards; (iv) establish a bookkeeping and accounting system in accordance with the Agency requirements; (v) provide for insurance coverage in accordance with the Agency requirements; (vi) secure all necessary equipment and supplies; and
         (vii) participate in preoccupancy conferences and training sessions as required by the Agency.

4. Preventive Maintenance. The Owner shall develop a preventive maintenance schedule including, but not limited to, periodic inspections of the units, residency commencement and termination check lists; inventory control; common area maintenance; equipment maintenance; exterior maintenance on a seasonal basis; and painting, decorating and replacement timetables, as necessary.

5. Emergencies. The Owner shall make provisions for receipt of emergency calls from Residents on a 24-hour basis.

6. Inspection of Units. As part of a continuing program to secure full performance by the Residents of all obligations and maintenance for which they are responsible, the Owner shall make an annual inspection of all dwelling units and report its findings in writing to the Agency.

7.       Records and Reports.

         a. The Owner will prepare a quarterly income statement which compares actual and budgeted income and expenses for the quarter and for the "year-to-date", and will submit each statement to the Agency within fifteen (15) days after the end of the quarter covered.

         b. If relevant, the Owner will prepare and complete, on a monthly basis, such forms as may be required in the Housing Assistance Payments Contract (Section 8 program), and will submit the same to HUD or the Agency, as appropriate, within ten (10) days after the end of each month or as required. Any payments made pursuant to the Housing Assistance Payments Contracts will be deposited to the Operating Receipts and Expense Account of the Development.

8. Operating Budget. At least sixty (60) days before the beginning of each new fiscal year for the Development, the Owner shall prepare and submit to the Agency an operating budget, in such form as may be prescribed by the Agency, setting forth an itemized statement of the anticipated receipts and disbursements for the Development.

9.       Compliance of Residents.

         a. The Owner shall at all times during the term of this Agreement operate and maintain the Development according to the highest standard achievable. The Owner shall secure full compliance by the Residents with the terms and conditions of their respective Leases and Rules of the Development.

         b. Voluntary compliance shall be emphasized, and the Owner shall counsel residents and make referrals to social service agencies in cases of financial hardship or under other circumstances deemed appropriate by the Owner, so that involuntary termination of tenancies may be avoided to the maximum extent consistent with sound management of the Development. The Owner will not, however, tolerate willful evasion of payment of rent.

         c. The Owner may lawfully terminate any tenancy when, in the Owner's judgment, sufficient cause occurs under the terms of the Resident's Lease. Statements explaining evictions shall be filed promptly with the Agency.

         d.      i.       Certification of Tenants.  Agent shall require
                          tenants to certify their gross income at the time they apply for a unit in the Development. Twenty percent (20%) of the Development units will be occupied at all times, or held for, low-income tenants as defined by the U.S. Department of Housing and Urban Development. However, not more than five percent of the dwelling units that initially become available for occupancy under Annual Contributions
                          Contracts and Section 8 HAP Contracts on or after
                          October 1, 1981 shall be available for leasing by Lower Income Families other than Very Low-Income
                          Family other than a Very Low-Income Family shall, after July 1, 1984, be approved for admission to any unit assisted under the Section 8 New Construction
                          Substantial Rehabilitation program for which the effective date of the HAP Contract is October 1, 1981 or later. All units shall be rented to eligible tenants as defined by the U.S. Department of Housing and Urban Development for the Section 8 Housing
                          Assistance Payments Program.

                 ii. Recertification of Income. The Agent shall take such steps as are required by the Agency or HUD to recertify incomes of residents receiving the benefits of federal subsidy payments.

10. Other Acts. The Owner shall perform such other acts and deeds requested by the Agency or HUD as are reasonable, necessary and proper in the discharge of the Owner's duties under this Agreement.

11. Operating Receipts and Expense Account. The Owner shall establish and maintain, in a bank whose deposits are insured by the Federal Deposit Insurance Corporation (FDIC), in accordance with the provisions of the Regulatory Agreement, a separate bank account for the deposit of the monies of the Owner. This account shall be designated of record as "Albany Residential Center Operating Receipts and Expense Account."

12. Security Deposit Account. The Owner shall collect, deposit and disburse residents' security deposits in accordance with the terms of the respective leases. Residents' security deposits shall be deposited by the Owner in an interest-bearing account, separate from all other accounts and funds, with a bank or other financial institution whose deposits are insured by the FDIC. The Owner shall be responsible for any loss incurred by the Development for its failure to comply with refunding of security deposits to residents as required in the Regulatory Agreement. This account shall be carried in the Owner's name and shall be designated of record as "Albany Residential Center Conditionally Refundable Security Deposit Account." The Owner shall cause the amount of the Security Deposit Account to equal or exceed at all times the aggregate amount of all outstanding obligations of the Owner with respect to security deposits.

13. Management Fee. The compensation which the Owner shall be entitled to receive for all services performed under this Agreement shall be a fee of Five percent (5%) of Gross Collections. Such fees shall be computed and paid monthly based upon the Gross Collections for the preceding month.

14. Termination by the Agency. It is expressly understood and agreed that the Agency shall have the right to terminate this Agreement with cause, on ten (10) days' written notice to the Owner; except that in the event of a default by the Owner under its Trust Deed to the Agency or the Regulatory Agreement, the Agency shall have the right to terminate this Agreement immediately without notice, but prompt advice of such action shall be given to the Owner. It is further understood and agreed that no liability shall attach to the Agency in the event of termination of this Agreement pursuant to this Section.

15. Assignments. This Agreement shall inure to the benefit of and constitute a binding obligation upon the Owner, and its respective successors and assigns, however, the Owner cannot assign this Agreement or any of its duties hereunder without the prior written consent of the Agency.

OREGON HOUSING AGENCY                 OWNER: Crossings International
                                             Corporation, a
STATE OF OREGON                              Washington corporation

By: /s/ Kathryn Eustrom
    -----------------------           By: /s/
    Kathryn Eustrom, Manager              --------------------------------
    Housing Finance Section
                                      Its: President
                                           -------------------------------

                                      By:
                                         ---------------------------------

                                      Its: President
                                           -------------------------------



DG:dg
1977g

                       AMENDMENT TO MANAGEMENT AGREEMENT
                              DATED JULY 12, 1983


10. Operating Receipts and Expense Account. The Lessee shall establish and maintain, in a bank whose deposits are insured by the Federal Deposit Insurance Corporation (FDIC), in accordance with the provisions of the Regulatory Agreement, a separate bank account for the deposit of the monies of the Lessee. This account shall be designated of record as "Albany Residential Center Operating Receipts and Expense Account."

11. Security Deposit Account. The Lessee shall collect, deposit, and disburse residents' security deposits in accordance with the terms of their respective leases. Residents' security deposits shall be deposited by the Lessee in an account, separate from all other accounts and funds, with a bank or other financial institution whose deposits are insured by the FDIC. The Lessee shall be responsible for any loss incurred by the Development for its failure to comply with refunding of security deposits to residents as required in the Regulatory Agreement. This account shall be carried in the Lessee's name and shall be designated of record as "Albany Residential Center Security Deposit Account." The Lessee shall cause the amount of the Security Deposit Account to equal or exceed at all times the aggregate of all outstanding obligations of the Lessee with respect to the security deposits.


OREGON HOUSING AGENCY                        BEAULIEU-DRAPER LTD.
STATE OF OREGON                              LESSEE

By: /s/ Larry Dowd                            By: /s/ Chris Beaulieu-Barta
   ------------------------                      ----------------------------
For Maynard E. Hammer                             Chris Beaulieu
    Administrator                                 President

                                             By: /s/ Kerry L. Draper
                                                 -----------------------------
                                                 Kerry L. Draper
                                                 Vice President

                                             By: /s/ Larry H. Draper
                                                 -----------------------------
                                                 Larry H. Draper
                                                 Secretary

                                                                 ELDERLY HOUSING
                                                                 FINANCE PROGRAM
                                                                (LESSEE/MANAGER)
                                   Exhibit I

                                STATE OF OREGON
                                HOUSING DIVISION

                              MANAGEMENT AGREEMENT

This agreement, made this 12 day of July, 1983, between BEAULIEU-DRAPER, LTD. (hereinafter the "Lessee") and the State of Oregon, Housing Division, (hereinafter the "Division").

WHEREAS, the Division has executed a commitment to make a mortgage loan to Albany Residential Center (hereinafter referred to as the "Owner") for the long term financing of a development to be known as Albany Residential Center in Albany, Oregon (hereinafter referred to as the "Development"); and

WHEREAS, the Division has agreed to allow the Owner to lease the Development to the Lessee under a long term lease agreement. A copy of the lease is attached hereto as Exhibit A, and a copy of the Division's approval is attached hereto as Exhibit B. The lease agreement specified that the Lessee will have sole responsibility for the operation and management of the Development; and

WHEREAS, the Lessee and the Owner will execute a Regulatory Agreement with the Division containing provisions regarding the operation and management of the Development; and

WHEREAS, this Agreement is made between the Lessee and the Division to regulate the operation and management of the Development pursuant to the terms of the Regulatory Agreement, and any breach in the terms of this Agreement shall be an event of default under the Regulatory Agreement; and

WHEREAS, the Lessee is and will be performing the duties of the management agent for the Development;

NOW, THEREFORE, in consideration for the mortgage loan commitment made by the Division to the Owner and in consideration for the approval of Lessee as Lessee of the Development, and other good and valuable consideration the parties hereto agree as follows:

1. Employees of Lessee. On the basis of wage rates previously approved by the Division, the Lessee shall investigate, hire, pay, supervise and discharge all administrative and maintenance personnel as follows:

                 No.              Position Title
                 1                Manager
                 1                Assistant Manager
                 1                Part-Time Maintenance Person
                 4                Cooks/Helpers
                 2                Housekeepers
                 1                Part-Time Activities Person

No less than 1 responsible managerial person(s) of the Lessee shall be physically present at the Development not less than 7 days per week. Compensation for the services of such employees (as evidenced by certified payrolls) shall be considered an operating expense of the Development. One rent free 2 bedroom apartment(s) shall be provided for such personnel. If at all possible, on-site personnel shall be paid a salary in lieu of a rent free apartment.

2. Services During Construction. Before completion of construction and before occupancy of the Development the Lessee shall (i) retain such maintenance personnel as necessary for the Development no later than 60 days prior to occupancy; (ii) provide training opportunities for on-site management and maintenance personnel, including attendance at conferences and seminars on housing management; (iii) establish "Rules and Regulations" for the Development; (iv) establish a bookkeeping and accounting system in accordance with the Division requirements; (v) provide for insurance coverage in accordance with the Division requirements; (vi) secure all necessary equipment and supplies; (vii) participate in preoccupancy conferences and training sessions as required by the Division; and (viii) provide an accounting for all expenses to be paid from interim income in accordance with the Division standards and requirements for cost certification.

3. Preventive Maintenance. The Lessee shall develop a preventative maintenance schedule including, but not limited to, periodic inspections of the units, residency commencement and termination check lists; inventory control; common area maintenance; equipment maintenance; exterior maintenance on a seasonal basis; and painting, decorating and replacement timetables, as necessary.

4. Emergency Calls. The Lessee shall make provisions for receipt of emergency calls from Residents on a 24-hour basis.

5. Inspection of Units. As part of a continuing program to secure full performance by the Residents of all obligations and maintenance for which they are responsible, the Lessee shall make an annual inspection of all dwelling units and report its findings in writing to the Division.

6. Records and Reports. The Lessee will prepare a quarterly income statement which compares actual and budgeted income and expenses for the quarter and for the "year to date", and will submit each statement to the Division within thirty (30) days after the end of the quarter covered.

7. Operating Budget. At least sixty (60) days before the beginning of each new fiscal year for the Development, the Lessee shall prepare and submit to the Division an operating budget, in such form as may be prescribed by the Division, setting forth an itemized statement of the anticipated receipts and disbursements for the Development.

8.       Compliance of Residents.
         (a) The Lessee shall at all times during the term of this Agreement operate and maintain the Development according to the highest standards achievable. The Lessee shall secure full compliance by the Residents with the terms and conditions of their respective leases and the Rules and Regulations.

         (b) Voluntary compliance shall be emphasized, and the Lessee shall counsel residents and make referrals to social service agencies in cases of financial hardship or under other circumstances deemed appropriate by the Lessee, so that involuntary termination of tenancies may be avoided to the maximum extent consistent with sound management of the Development. The Lessee will not, however, tolerate willful evasion of payment of rent.

         (c) The Lessee may lawfully terminate any tenancy when, in the Lessee's judgment, sufficient cause occurs under the terms of the Resident's lease. Statements explaining evictions shall be filed promptly with the Division.

         (d) The Lessee shall take such steps as are required by the Division to recertify incomes of residents when requested to do so by the Division.

9. Certification of Residents. The Lessee shall require tenants to certify that they are at least 58 years of age at the time that they move into the Development. Lessee shall also require tenants to certify their gross income at the time they apply for a unit in the Development. 20% of the Development units will be occupied at all times, or held for low income tenants as defined by the U.S. Department of Housing and Urban Development. Applicants whose income is at or below the median household income in Oregon will be given priority in allocating apartments units.

10. Operating Receipts and Expense Accounts. The Lessee shall establish and maintain, in a bank whose deposits are insured by the Federal Deposit Insurance Corporation (FDIC), in accordance with the provisions of the Regulatory Agreement, a separate bank account for the deposit of the monies of the Lessee. This account shall be designated of record as "BEAULIEU-DRAPER, LTD. Operating Receipts and Expense Account".

11. Security Deposit Account. The Lessee shall collect, deposit and disburse residents' security deposits in accordance with the terms of their respective leases. Residents' security deposits shall be deposited by the Lessee in an account, separate from all other accounts and funds, with a bank or other financial institution whose deposits are insured by the FDIC. The Lessee shall be responsible for any loss incurred by the Development for its failure to comply with refunding of security deposits to residents as required in the Regulatory Agreement. This account shall be carried in the Lessee's name and shall be designated of record as "BEAULIEU-DRAPER, LTD. Security Deposit Account". The Lessee shall cause the amount of the Security Deposit Account to equal or exceed at all times the aggregate of all outstanding obligations of the Lessee with respect to security deposits.

12. Termination by the Division. It is expressly understood and agreed that the Division shall have the right to terminate this Agreement, with cause, on ten (10) days' written notice to the Lessee; except that in the event of a default by the Lessee under the Regulatory Agreement, the Division shall have the right to terminate this Agreement immediately without notice, but prompt advice of such action shall be given to the Lessee. It is further understood and agreed that no liability shall attach to the Division in the event of termination of this Agreement pursuant to this Section.

13. ASSIGNMENTS: This Agreement shall inure to the benefit and constitute a binding obligation upon the Lessee, and its respective successors and assigns; however, the Lessee cannot assign this Agreement or any of its duties hereunder without the prior written consent of the Division.


    HOUSING DIVISION, STATE OF OREGON   BEAULIEU-DRAPER LTD.
                                        LESSEE

By: /s/ William F. Gwinn                 By:     /s/ Chris Beaulieu
    -----------------------------------      --------------------------------
    William F. Gwinn                                Chris Beaulieu
    Administrator                       Its:          President
                                             --------------------------------

                                        By:      /s/ Kerry L. Draper
                                             --------------------------------
                                                     Kerry L. Draper
                                        Its:         Vice-President
                                             --------------------------------

                                        By:      /s/ Larry H. Draper
                                             --------------------------------
                                                     Larry H. Draper
                                        Its:         Secretary
                                             --------------------------------

                           ALBANY RESIDENTIAL CENTER
                           Lessor

                           By:    /s/ Christine Beaulieu
                                ----------------------------------------------
                                  Christine Beaulieu
                           Its:   General Partner
                                ---------------------------------------------

                           By:    /s/ Larry H. Draper     Kerry L. Draper
                                ----------------------------------------------
                                  Larry H. Draper and Kerry L. Draper
                           Its:   General Partner
                                ---------------------------------------------

                           By:    /s/ Hugh C. Minter
                                ----------------------------------------------
                                  Hugh C. Minter

                           Its:   General Partner
                                ---------------------------------------------

                           By:    /s/ Allyn R. Staley
                                ----------------------------------------------
                                  Allyn R. Staley
                           Its:   General Partner
                                ---------------------------------------------

                           By:    /s/ Stephen M. Ariens
                                ----------------------------------------------
                                  Stephen M. Ariens
                           Its:   General Partner
                                ---------------------------------------------

                           By:    /s/ Paul J. Shapiro
                                ----------------------------------------------
                                  Paul J. Shapiro
                           Its:   General Partner
                                ---------------------------------------------

                           By:    /s/ Donald A. Hofmann / Jane R. Hofmann
                                ----------------------------------------------
                                  Donald A. Hofmann and Jane R. Hofmann
                           Its:   General Partner
                                ---------------------------------------------

                           By:    /s/ I. David McDonald
                                ----------------------------------------------
                                  I. David McDonald
                           Its:   General Partner
                                ---------------------------------------------

                                   EXHIBIT A

                                LEASE AGREEMENT


      THIS LEASE AGREEMENT (referred to herein as "Lease") is executed by and between Albany Residential Center, an Oregon partnership with an assumed business name (hereinafter referred to as "Lessor"), and Beaulieu-Draper Limited, (hereinafter referred to as "Lessee"), on this 12th day of July 1983.

1.    DEMISED PREMISES

           (a) Lease. Lessor hereby leases to Lessee and Lessee leases from Lessor all of the real property described in Exhibit "A", attached hereto and incorporated herein as though fully set forth at this point, and the improvements to be constructed thereon as hereinafter provided, (hereinafter called "Premises").

           (b) Use. The premises are leased to Lessee only for the purposes of the operation of a facility designed for residential care, including such other activities as may be related to or functionally necessary for the successful operation of a residential care facility.

           (c) Obligation to diligently use. Lessee covenants to use said Premises for the above specified purposes, to diligently pursue said purposes throughout the term of this Lease, and to keep the premises open for business and cause business to be conducted there every business day generally observed by like businesses, except for acts of God, labor disputes, or other causes beyond Lessee's reasonable control.

2.    TERM OF AGREEMENT

           (a) Commencement and termination. The term of this Lease shall be ten (10) years commencing with the closing, by

Lessor, of the permanent mortgage financing of the premises with the state of Oregon.

           (b) Option to Renew. Lessor hereby grants to Lessee an option to renew this lease for a period of five (5) years subsequent to the term granted in subparagraph (a) hereof, and hereby grants an additional option to renew this lease for five (5) years subsequent to the first renewal period. Therefore, this lease term is for ten (10) years plus two (2) five-year renewable options for a total of twenty (20) years.

3.    RENT
           (a) Monthly Rent. Monthly rent shall be $20,550.00, except as determined pursuant to subsection (b) of this section. Rent shall commence to accrue at the earlier of four months from the commencement date of the lease or upon the Lessee succeeding in renting 75% of the available units. Thereafter, rent shall be payable on the fifth day of each month, and continue through any rebuilding or repair period due to damage to the improvement.

           (b) Escalation of Rents. The contract rent shall be subject to escalation, as follows:

                 (1) Three years after the date rent first becomes payable hereunder, monthly rental shall be increased by the sum of $1,200 per month.

                 (2) Five years from the date rent first becomes payable hereunder, monthly rental shall be increased by an additional $1,200 per month.

                 (3) Six years from the date rent first becomes payable hereunder, monthly rental shall be increased by an additional $800 per month.

                 (4) In addition to the increases above-stated, rental for each option period shall be negotiated between the parties. If the parties are unable to agree on the amount of rental, either increase or decrease, it shall be decided by binding arbitration with the American Arbitration Association.

           (c) Late Payment of Rent. Rental payments paid more than ten days after the due date shall be subject to a penalty in the amount of 2% of the amount due for each delinquent month.

4.    CONSTRUCTION OBLIGATION

           (a) Construction. Lessor covenants and agrees to develop the premises in conformance with this Lease and to build upon the Premises, a facility designed for residential care in conformance with all applicable statutes and codes, including zoning, building and other safety codes.

           (b) Payment by Lessor. The Lessor covenants and agrees that the building or buildings will be constructed or paid for wholly at the expense of Lessor.

           (c) Financing. The Lessor covenants and agrees that before commencing the building, it will have arranged for financing, so that at all times there will be available to the Lessor, sufficient funds to pay for the cost of construction of the proposed building or buildings in their entirety.

           (d) Joint Applications. The Lessee agrees that, within ten (10) days after receipt of written request from Lessor, it will join in any and all applications for permits, licenses or other authorizations required by any governmental or other body claiming jurisdiction in connection with any work which the Lessor may do hereunder, and will also join in any grants for easements for electric, telephone, gas, water, sewer and such other public utilities and facilities as may be reasonably necessary in the operation of the premises or of any improvements that may be erected thereon; and if, at the expiration of such ten (10) days' period, the Lessee shall not have joined in any such application, or grants for easements, the Lessor shall have the right to execute such application and grants in the name of the Lessor, and, for that purpose, the Lessee hereby irrevocably appoints the Lessor as its Attorney-in Fact to execute such papers on behalf of the Lessee.

5.    MAINTAIN MORTGAGE-MORTGAGE FINANCING

           Lessor covenants and agrees to maintain any mortgage placed on the leased premises by Lessor or Lessor's predecessor in good standing and to timely cure any defaults in said mortgage, and in the event that Lessor fails to keep any mortgage in good standing and timely cure any defaults, the Lessee may, without waiving any other rights under this Lease, make any payments and do any other act necessary to keep said mortgages in good standing and cure any defaults, including assuming such mortgage.

           (a) Lessee and Lessor recognize that the premises are covered by a Trust Deed given to secure a loan from the Housing Division, Commerce Department, state of Oregon ("the Division"), and by a Regulatory Agreement between the Lessor and the Division.

           (b) The provisions of the Regulatory Agreement and Trust Deed are controlling and will supersede any inconsistent provisions of this lease. All insurance policies covering the premises will be payable to the Division as mortgagee according to the terms of the Regulatory Agreement and the insurance policies.

           (c)   The Lessee and Lessor have signed a Management

Agreement approved by the Division. The terms of the Management Agreement shall supersede any inconsistent provisions of this lease.

           (d) This lease shall not be assigned or sublet without the written consent of the Division, in addition to the provisions required in paragraph 16 of this lease. Any consent to assignment or sublease shall not be a waiver of the further rights of the Division to withhold its consent to any further assignment or sublease, and will not release Lessee of its obligations hereunder.

           (e) Lessor and Lessee have certain obligations under the terms of Management and Regulatory Agreements with the Housing Division. Lessee hereby agrees to perform all its obligations under such agreements and all joint obligations of Lessee an Lessor contained in such agreements.

6.    PAYMENT OF TAXES

           (a) Generally. The Lessee covenants and agrees with Lessor that the Lessee shall pay, all real property taxes, assessments, rates and charges, excises and levies, of any kind and nature whatsoever, which at any time during the terms of this lease, may be assessed, levied, imposed upon, or become due and payable out of or in respect of or become a lien on the Premises or any improvement thereon, or any part thereof or any appurtenances thereto. If, however, the Lessee desires to contest the validity of any tax or tax claim, the Lessee may do so without being in default hereunder.

           (b) Lessee. Lessee covenants and agrees with Lessor that the Lessee shall pay, indemnify and hold Lessor harmless therefrom all water and sewer rent, charges for public utilities, licenses and permit fees and other governmental charges, general and special, ordinary and extra ordinary, unforeseen and foreseen of any kind and nature whatsoever which at any time during the terms of this lease, may be assessed, levied, closed upon, or become due and payable out of or in respect of or become a lien on the premises or any improvement thereon, or any part thereof or any appurtenances thereto.





                                     - 5a -

           (c) Payments of amount due. In the event that the Lessee shall fail, refuse, or neglect to make any of the payments in this section required, then the Lessor may, at its option, pay the same, and the amount or amounts of money so paid, including reasonable attorneys' fees and expenses which have been reasonably incurred because of or in connection with such payments together with interest on all such amounts at the rate of 12% per annum shall be repaid by the Lessee upon the demand of the Lessor and the payment thereof may be collected or enforced by the Lessor in the same manner as though such amount were an installment of rents specifically required by the terms of this lease to be paid by the Lessee to Lessor upon the day Lessor demands repayment or reimbursement from the Lessee. The election of either party to pay such amount shall not waive the default thus committed by the other.

7.    LIENS AND ADVERSE INTERESTS

      Lessee covenants and agrees with Lessor that Lessee will not permit nor suffer any liens or claims of any kind to be filed or claimed against the interests of Lessor in the demised Premises. During the continuance of this Lease if any lien or claim of any kind, except those affirmatively permitted by Lessor in writing, is claimed or filed, it shall be the duty of Lessee within 30 days after Lessor shall have been given written notice of such a claim having been filed among the public records of Linn County, state of Oregon or within 30 days after Lessor shall have been given written notice of such claim and shall have transmitted written notice of the receipt of such claim to the Lessee, whichever 30 day period expires earlier, to cause the Premises to be released from such claim, either by payment or the posting of bond or payment into the court of the amount necessary to relieve and release the Premises from such claim or in any other manner, which, as a matter of law, will result within such period of 30 days in releasing Lessor and the title of Lessor from such claim. The Lessee covenants and agrees within such period of 30 days, to cause the premises and Lessor's interest therein to be released from legal effect of such claim.

8. INSURANCE

           (a) Covenant. The Lessee covenants and agrees with Lessor that from and after the commencement date, Lessee will keep insured any and all buildings and improvements upon the premises against all loss or damage by fire and windstorm and what is generally termed in the insurance trade as extended coverage. The insurance will be maintained in an amount which will be sufficient to protect any party in interest from being or becoming a co-insurer on any part of the risk and in no event less than the full insurable value.
All of the policies of insurance shall include the name of Lessor as one of the parties insured thereby and shall fully protect both the Lessee, Lessor and Lessor's mortgage holder as their respective interests may appear. In the event of the destruction of the buildings or improvements by fire, windstorm or other casualty for which insurance shall be payable and so long as such insurance monies shall not have been paid to Lessor and the Lessee, said sums so paid shall be deposited in a joint account of Lessor and the Lessee in a bank approved by the Lessor located in Linn County, Oregon and shall be made available to the Lessee for the construction and repair, as the case may be, of any building or buildings damaged or destroyed by fire, windstorm, or other casualty for which insurance monies shall be payable and shall be paid out by Lessor and the Lessee from said joint account from time to time on the estimate of any reliable architect licensed in the state of Oregon approved by the Lessor having jurisdiction for such reconstruction and repair, certifying that the amount of such estimate is being applied to the payment of the reconstruction or repair and at a reasonable cost therefrom; provided, that it first be made to appear to the satisfaction of Lessor that the total amount of money necessary to provide for the reconstruction and repair of any building or buildings destroyed or injured, as aforesaid, according to the plan adopted therefore, has been provided by the Lessee for the purpose and its application for the purpose assured. The Lessee covenants and agrees that in the event of the destruction or damage of the buildings and improvements or any part thereof, and as often as any building or improvement on said Premises shall be destroyed or damaged by fire, windstorm, or other casualty, the Lessee shall rebuild and repair so long as it is the Lessors desire in the same and such manner that the building or improvements are rebuilt and repaired and the personal property so replaced or repaired shall be of the same or higher value as the said building or improvement and the personal property upon the Premises prior to such damage or destruction and shall have the same rebuilt and ready for occupancy within 15 months of the time when the loss or destruction occurred. The 15 month period for reconstruction shall be enlarged by delays caused without fault or neglect on the fault of the Lessee by act of God, strikes, lockouts, or other conditions (other than matters of finance) beyond the Lessee's control.

           (b) Delivery of Policies. The originals of all such policies shall be delivered to Lessor by the Lessee along with the receipted bills evidencing the fact that the premiums are paid. Nothing contained in this lease shall be construed as prohibiting the Lessee from financing the premiums when the terms of the policies are for three years or more, and in the event that the premiums are so financed the receipt shall evidence it to be the fact that the installment premium payment or payments are paid at or before their respective maturities.

           (c) Payments to Mortgagee. All of the provisions contained herein relative to the disposition of payments from insurance companies are subject to the fact that if any mortgagee holding a mortgage elects, in accordance with the terms of such mortgage, to require that the proceeds of the insurance be paid to the mortgagee on account of such mortgage, then the payments shall be made, but in such event, it shall be obligatory upon the Lessee to create the complete fund in the manner set forth in this section to insure the payment for the work of reconstruction and repair.

           (d) Excess Funds. It is agreed that any excess of money received from insurance remaining in the joint bank account after the reconstruction or repair of such building or buildings, if there be no default on the part of the Lessee in the performance of the covenants in this Lease, shall be paid to the Lessee, but in case the Lessee does not enter into the reconstruction or repair of the building or buildings within a period of 6 months from the date of the payment of loss, after damage or destruction occasioned by fire, windstorm, or other cause for which insurance monies shall be payable, and does not prosecute the same thereafter with dispatch as may be necessary to complete the same within 15 months after the occurrence of such damage or destruction occasioned as aforesaid, then the amount so collected or the balance thereof remaining in the joint account, as the case may be, shall be paid to Lessor, and it will be at Lessor's option to terminate the Lease and retain such amount as liquidated and agreed upon damages resulting from the failure of the Lessee to promptly, within the time specified, complete such work of reconstruction and repair. It is agreed by the parties that Lessor's actual damages in the event of Lessee's failure to rebuild include the value of the interest of the public in the operation of the facility to be built, that this value is extremely difficult to ascertain, and that the insurance proceeds in the amount of the actual property loss are a reasonable estimate of the sum of money which can satisfy the public for the loss, being approximately equal to the amount necessary to reestablish these services for the benefit of the public. The 15 month period herein provided for reconstruction shall be enlarged by delays caused without fault or neglect on the part of the Lessee by act of God, strikes, lockout, or other conditions, (other than matters of finance) beyond the control of Lessee.

           (e) Small Losses. The foregoing notwithstanding, in the event the insurance proceeds are the sum of $12,500 or less, then such proceeds shall be paid directly to Lessee without the necessity of creating the joint bank account as hereinabove set forth, and Lessee shall use such funds to make replacements or repairs as required hereunder.

           (f) Notwithstanding any other provision contained herein, if such loss or damage shall occur during the last (two) years of the Lease, and further if the loss or damage which occurs during said (two) year period is such that the cost of repair, rebuilding, or restoration of the property damaged or destroyed exceeds fifty percent (50%) of the fair market value of the improvements upon the leased premises immediately prior to such damage or destruction, Lessee shall have the option and shall within sixty (60) days from the days from the damage or destruction, notify Lessor in writing whether or not Lessee elects to repair, rebuild, restore in accordance with sub paragraph (a) above or to terminate this Lease. Upon giving such notice to terminate, this Lease shall terminate on the date specified in the notice and Lessor shall be entitled to the net proceeds of insurance.

           (g) Renewals. The Lessee covenants and agrees with Lessor that the Lessee will pay premiums for all of the insurance policies which the Lessee is obligated to carry under the terms of this Lease and will deliver to Lessor evidence of such payment before the payment of any such premiums become in default, and Lessee will cause renewals of expiring policies to be written and the policies or copies thereof, as the Lease may expire to be delivered to Lessor at least 10 days before the expiration date of expiring policies.

9.    INDEMNIFICATION

      The Lessee covenants and agrees with Lessor that during the entire term of the Lease, the Lessee will indemnify and save harmless Lessor against any and all claims, debts, demands, or obligations which may be made against Lessor or against Lessor's title to the Premises, arising by reason of or in connection with, any alleged act or omission of the Lessee or any person claiming under, by or through the Lessee; and if it becomes necessary for Lessor to defend any, action to oppose any such liability, then Lessee will pay the Lessor all costs of court and attorneys' fees incurred by Lessor in effecting such defense, in addition to any other sums which Lessor may be called upon to pay by reason of the entry of a judgment against Lessor in the litigation in which such claim is asserted. From the time when the Lessee makes actual use of and occupies the demised Premises, or any parts thereof, the Lessee will cause to be written a policy or policies of insurance in the form generally known as Public Liability and/or owners, landlord and tenant policies and boiler insurance policies and elevator insurance policies, when there be boilers and elevators included in any improvements located on the demised Premises, insuring the Lessor against any and all claims and demands made by any person or persons whomsoever for injuries received in connection with the operation and maintenance of the Premises, improvements, and buildings located on the demised Premises, or for any risk insured against by such policies, each class of which policies shall have been written within limits of not less than $300,000, for damages incurred or claimed by any one person for bodily injury, or otherwise, plus $50,000 damages to property and for not less than $1,000,000 dollars for damages incurred or claimed by more than one person for bodily injury or otherwise plus $100,000 for damages to property. All such policies shall name the Lessee and Lessor as their respective interests may appear, as the persons insured by such policies; and the original or duplicate original of such policy or policies shall be delivered by the Lessee to the Lessor promptly upon the writing of such policies, together with adequate evidence of the fact that the premiums have been paid unless required to be delivered to some other person by the terms of a mortgage assented to by the Lessor, in which case duplicate copies may be delivered to the Lessor.

10.   EMINENT DOMAIN

      In the event the leased premises or any part thereof shall be taken for public purposes by condemnation as a result of any action or proceeding in eminent domain (it being understood and agreed that neither party shall be under any obligation to the other to controvert the allegations of any such suit), then the interest of Lessor and Lessee (or Beneficiary or Mortgagee if there is a Trust Deed or Mortgagee then in effect), in the award and the effect of the taking upon this Lease agreement shall be as follows:

      (a) Partial Taking. In the event of such taking of only a part of the leased premises, leaving the remainder of said premises in such location and in such form, shape and size as to be used effectively and practicably in the opinion of Lessor for the conduct thereon of the operations permitted hereunder, this lease shall terminate and end as to the portion of the leased premises so taken as of the date title to such portion vests in the condemning authority, but shall continue in full force and effect as to the portion of the leased premises not so taken and from and after such date the contract rent required by this lease to be paid by Lessee to Lessor shall be reduced in the proportion to which the value of the leased premises so taken bears to the total value of the demised premises; provided, however, Lessor shall have the right, with the consent of Lessee, to substitute like adjacent property and maintain the rent schedule without diminution.

      (b) Total Taking. In the event the entire leased premises are so taken, this lease and all of the right, title and interest thereunder shall cease on the date title to said premises so taken vests in the condemning authority.

           (c) Right to Sell. Notwithstanding the foregoing provisions of this section, Lessor may, in its discretion and without affecting the validity and existence of this lease, transfer the Lessor's interests in said premises in lieu of condemnation to any authority entitled to exercise the power of eminent domain.

11.   REPAIRS AND MAINTENANCE

           (a) Generally. Lessee covenants and agrees with Lessor that during the continuance of this lease, Lessee will keep in good state of repair and in first class condition, any and all buildings, furnishings, fixtures and equipment which are brought or constructed or placed upon the demised Premises by the Lessor and the Lessee will not suffer or permit any strip, waste, or neglect of any buildings or any other property to be committed and that the Lessee will repair, replace and renovate as often as it may be necessary in order to keep the buildings and other property which is the subject matter of this Lease in first class repair and condition and in compliance with all applicable statutes and codes; that Lessee will keep the entire Premises, including sidewalks, driveways, parking lots, sidings, and side yards free and clear of ice, snow, rubbish, debris, produce refuse and obstruction and in strict compliance with all applicable health and sanitary codes; that Lessee will provide sufficient proper containers for such debris and produce refuse as is necessary to so maintain the Premises; and that Lessee will maintain sidewalks, driveways, parking strips and landscaping and will repair, replace and renovate as often as may be necessary.

12.   DEMOLITION

           (a) Definition. Work will be deemed to be a "demolition" or "major repair" so as to bring it within the terms of this paragraph of the lease if it constitutes either the actual destruction of a building or a substantial part thereof or if it constitutes a remodeling which, in substance, requires the tearing down of a substantial part of a building. The changing of openings, or the removal and/or relocating of partition walls, or other work inside the building designed to accommodate the building to better occupancy, shall not be deemed to be demolition or major repair and construction within the meaning of this paragraph. The provisions of this paragraph shall not be applicable to the removal of any building or structure on the Premises at the commencement date.

           (b) Demolition Prohibited. Although it is the Lessee's duty under the terms hereof to keep and maintain any buildings and improvements on the Premises in good repair, this shall not be construed as empowering the Lessee to tear down and demolish any buildings now existing or to be constructed on the demised Premises or any substantial part thereof or to cause any item of major repair or construction to be made and Lessee covenants and agrees that it will not tear down or demolish any building now existing or to be constructed on the demised Premises or any substantial part thereof or cause any item of major repair or construction to be made without the approval of the Lessor.

13.   RIGHT TO MAKE PAYMENTS

           In the event that the Lessee shall fail to make any payments for insurance premium, taxes, or any other payments required by this lease, Lessor shall have the right to make such payments on behalf of the Lessee. Such payments by Lessor shall become as between the Lessor and Lessee, rent due as of the date of the payment by Lessor. Any such payment by Lessor shall not be a waiver of any default under this lease.

14.   RIGHT OF ENTRY

           Lessor and its agents shall have the right to entry upon the Premises at all reasonable times to examine the condition and use thereof, provided only that such right shall be exercised in such manner so as not to interfere with the conduct of the Lessee's business on the Premises, and if the Premises are damaged by fire, windstorm, or by any other casualty, which causes the Premises to be exposed to the elements, then the Lessor may enter upon the Premises to make emergency repairs, but if the Lessor exercises its option to make emergency repairs, such act or acts shall not be deemed to excuse the Lessee from its obligation to keep the Premises in repair and the Lessee shall, upon demand of Lessor, immediately reimburse the Lessor, for the costs and expenses of such emergency repairs, and payment for such emergency repairs shall be due as if it were rent.

15.   REMEDIES OF LESSOR

      (a) Default by Lessee. It is covenanted and agreed by the Lessee that the breach of any covenant by Lessee is a default and if

           (1) Lessee shall fail in the performance of fulfillment of any covenant or condition herein required to be performed or fulfilled by Lessee and shall fail to cure said default within thirty days following the service on Lessee of a written notice from Lessor specifying the default complained of; or

           (2) Lessee shall voluntarily file or have involuntarily filed against him any petition under any bankruptcy or insolvency act or law; or

            (3) Lessee shall make a general assignment for the benefit of creditors;

then Lessor may, at its option, without further notice or demand upon Lessee or upon any person claiming through Lessee, immediately terminate this lease and all rights of Lessee and of all persons claiming rights through Lessee in or to the said Premises or in or to further possession thereof and Lessor may thereupon enter and take possession of said premises and expel Lessee and all persons so claiming rights thereto. Provided, however, in the event that any default described in subparagraph (a)(1) of this section is not curable within thirty days after the service of a written notice upon Lessee, Lessor shall not terminate this lease pursuant to said default if Lessee immediately commences to cure said default and diligently pursues such cure to completion.

      (b) Abandonment by Lessee. Even though Lessee has breached the lease and abandoned the property, this lease shall continue in effect for so long as Lessor does not terminate Lessee's right to possession, and Lessor may enforce all its rights and remedies under said Lease, including, but not limited to, the right to recover the rent as it becomes due under the lease. For purposes of this section, the acts by Lessor of maintenance, or preservation, or efforts to relet the property do not constitute a termination of Lessee's right to possession.

      (c) Damages. Damages which Lessor may recover in the event of default under this lease include the worth, at the time of award, of the amount by which the unpaid rent for the balance of the term after the date of award, or for any shorter period of time specified in this lease, exceeds the amount of such rental loss for the same period that the Lessee proves could be reasonably avoided. The remedies provided by this section are not exclusive and shall be cumulative to all other rights and remedies possessed by Lessor and nothing contained herein shall be construed so as to defeat any other rights or remedies to which Lessor may be entitled.

16.   ASSIGNMENT AND SUBLEASES

      (a) Assignment. This lease shall not be assigned or sublet without the written consent of Lessor. Any consent to assignment or sublease shall not be a waiver of the further rights of Lessor to withhold its consent to any future assignment or sublease, and will not release Lessee of its obligations hereunder.

17.   QUIET ENJOYMENT

      Lessor covenants and agrees with Lessee so long as the Lessee keeps and performs all of the covenants and conditions by the Lessee to be kept and performed, Lessee shall have quiet and undisturbed and continued possession, free from any claims against Lessor and all persons claiming by or through Lessor; subject only to Lessor's right to enter upon the premises for purposes of inspection during ordinary business hours at times to be mutually agreed upon.

18.   CUMULATIVE REMEDIES

      All of Lessor's remedies under the Lease and as provided by any of the law or statutes shall be cumulative and assertion of any shall not be a waiver of any other.

19.   NOTICE

      All notices, demands and requests required by this lease or modifications shall be in writing and be sent;

             (1)   To the Lessor, at the following address:

                   Albany Residential Center
                   c/o Lawrence E. Sherris
                   Attorney at Law
                   101 S.W. Main, Suite 1580
                   Portland, Oregon   97204

             (2)   To the Lessee, at the following address:

                   Beaulieu-Draper, Ltd.
                   c/o Larry H. Draper
                   3508 Red Cedar Way
                   Lake Oswego, Oregon 97034

by registered or certified mail, postage prepaid, unless a notification of change of address has been sent to the party giving the notice by registered or certified mail prior to the time when such notice is given.

20.   MISCELLANEOUS

      (a) Legal Purposes. Lessee covenants and agrees that it shall use the Premises solely for legal purposes.

      (b) Law of Oregon. The rights and obligations of the parties under this lease shall be constructed and determined pursuant to the law of the state of Oregon.

      (c) Entire Agreement. This Agreement is the entire agreement between the parties. There is no other oral or written agreement between the parties with regard to this subject matter.

      (d) Obligations Due. All obligations of Lessee to Lessor shall be due at the date specified by this Agreement, including liquidated damages and interest shall accrue immediately from the date of arrearage at the rate of 12% per annum.

      (e) Time of Essence. It is mutually agreed that time is of the essence in the performance of all covenants, agreements and conditions to be kept and performed pursuant to the lease.

      (f)  Modifications.   Any modifications to this lease agreement shall be
made in writing and assented to by both Lessee and Lessor.

      (g) Attorneys' Fees. If Lessee or Lessor shall be required to retain an attorney to enforce any portion of this agreement, the prevailing party shall be entitled to recover its reasonable attorneys' fees from the other as determined by a court of competent jurisdiction, such reasonable attorneys' fees to include attorneys' fees upon appeal if necessary.

      (h) Non Discrimination. The Lessee covenants and agrees for itself, its successors and assigns, that, the Lessee and such successors and assigns shall not discriminate on the basis of race, color, creed, sex, national origin, or ancestory in the use or occupancy of the premises or any improvements erected or to be erected thereon or any part thereof.

      (i) Number, Gender, Captions. In construing this lease, it is understood that the Lessor or the Lessee may be more than one person; that if the context so requires, the singular pronoun shall be taken to mean and include the plural, the masculine, the feminine and the neuter, and that generally all grammatical changes shall be made, assumed and implied to make the provisions hereof apply equally to corporations and to individuals.

      DATED this 12 day of July, 1983.

                                      ALBANY RESIDENTIAL CENTER
BEAULIEU-DRAPER, LTD.

                                      By:
By:                                       -------------------------------------
    ----------------------------          Lessor                Title
    Larry H. Draper, Secretary
    Lessee
                                                                  Managing
By: Christine Beaulieu                By: /s/ Christine Beaulieu, Partner
    ----------------------------          -------------------------------------
    Christine Beaulieu,                   Lessor                 Title
    Lessee             President


      RECORDED this       day of                 , 1983.
                   ------        ----------------

                               DESCRIPTION SHEET


Beginning at a point which is on the North right-of-way line of 16th Avenue in the City of Albany, Linn County, Oregon, said point being 1899.48 feet North 88(degrees) 51' East, 390.16 feet North 1(degree) 25' 10" West and 70.00 feet North 89(degrees) 48' 05" West of the Southeast corner of the Abram Hackleman Donation Land Clam No. 62 in Section 8, Township 11 South, Range 3 West, Willamette Meridian, Linn County, Oregon; thence along said Northerly line of 16th Avenue, North 89(degrees) 48' 05" West 1.97 feet; thence along said Northerly line on a 250 foot radius curve to the right, the long chord of which bears North 65(degrees) 49' 13" West 203.22 feet; thence along said Northerly line, on a 250 foot radius curve to the left, the long chord of which bears North 56(degrees) 06' 27" West 123.23 feet; thence North 1(degree) 25' 10" West
189.79 feet; thence North 88(degrees) 34' 50" East 324.73 feet to the Westerly right-of-way line of Davidson Street; thence along said Westerly line on a 375 foot radius curve to the right, the long chord of which bears South 9(degrees) 40' 05" West 51.20 feet; thence along said Westerly line on a 430 foot radius curve to the left, the long chord of which bears South 7(degrees) 31' 44" West
90.70 feet; thence along said Westerly line, South 1' 28' 29" West 198.05 feet and South 22(degrees) 29' 06" West 12.29 feet to the point of beginning.





                                  EXHIBIT "A"